EXHIBIT 23.01

[KPMG AUDIT Plc LETTERHEAD]

Independent Auditors’ Consent

The Board of Directors
uDate.com, Inc.

We consent to the incorporation by reference in Registration Statement No. 333-75510 of uDate.com, Inc. on Form S-8 of our report dated 31 January, 2002, appearing in this Annual Report for Small Business Issuers on Form 10-KSB of uDate.com, Inc. for the year ended December 31, 2001.

/s/ KPMG Audit Plc

KPMG Audit Plc
Nottingham, England

26 March, 2001